UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41644	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPXS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2026, Optex Systems Holdings, Inc., a Delaware corporation (the “Company”), and its subsidiary, Optex Systems, Inc., a Delaware corporation (“Optex”, and with the Company, the “Borrowers”), entered into a master equipment finance loan and security agreement (the “Master Agreement”) with Texas Capital Bank (the “Bank”). Under a related interim funding addendum (the “Addendum”), the Bank provided interim funding of $246,783 (the “First Interim Loan”) to cover the first installment of an installment purchase of an approximately $2.1 million high vacuum coating system. The First Interim Loan is secured by the Borrowers’ interest in the coating system, and the Borrowers have the option of repaying the First Interim Loan or converting it into a fixed or floating rate term loan under the Master Agreement upon delivery and acceptance of the coating system, in full. The First Interim Loan incurs interest, payable monthly, at the secured overnight financing rate (or at the Borrowers’ election, a base rate) plus 2.75%, and must be converted into a term loan under the Master Agreement or repaid on or before January 10, 2027.

The Company expects to finance the remaining installments of the purchase price for the coating system through additional secured funding from the Bank under the Master Agreement, although the Bank is not obligated to provide such funding.

The Master Agreement contains cross-default and cross-collateralization provisions, customary affirmative and negative covenants and events of default, requires the Borrowers to maintain a fixed charge coverage ratio of at least 1.25:1 and a total leverage ratio of 3.00:1, and permits the Bank to demand a prepayment indemnity.

The foregoing summary of the Master Agreement and Addendum and the transactions contemplated thereby is qualified in its entirety by reference to the text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein. The Master Agreement and Addendum have been included to provide investors with information regarding their terms. The representations, warranties and covenants contained in the Master Agreement were made only for purposes of the Master Agreement and as of specific dates, were solely for the benefit of the parties to the Master Agreement, are subject to limitations agreed upon by the parties thereto, and should not be relied upon by investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, on July 14, 2026, the Company entered into the Master Agreement and related Addendum. The terms disclosed in Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Master Equipment Finance Loan and Security Agreement, dated July 14, 2026, by and among Optex Systems Holdings, Inc., Optex Systems, Inc., and Texas Capital Bank.
10.2	Interim Funding Addendum, dated July 14, 2026, to the Master Equipment Finance Loan and Security Agreement, dated July 14, 2026, by and among Optex Systems Holdings, Inc., Optex Systems, Inc., and Texas Capital Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Chad George
Chad George
Title:	Chief Executive Officer

Date: July 20, 2026